UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to Section 240.14a-12.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Riversedge North
2529 Virginia Beach Boulevard, Suite 200
Virginia Beach, Virginia 23452

July 6, 2021

EXPLANATORY NOTE

This proxy statement supplement (this “Proxy Supplement”) is being filed by the Board of Directors (the “Board”) of Wheeler Real Estate Investment Trust, Inc. (the “Company” or “we” or “us”) in connection with the solicitation of proxies to be used at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Supplement updates the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 28, 2021 (the “Definitive Proxy Statement”) to reflect that effective as of July 5, 2021, Daniel Khoshaba has tendered his resignation, for personal reasons, as the President and Chief Executive Officer of the Company and as a member of Board and the Executive Committee of the Board.

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 28, 2021

ANNUAL MEETING OF STOCKHOLDERS
OF
WHEELER REAL ESTATE INVESTMENT TRUST, INC.
TO BE HELD ON JULY 15, 2021

References to Daniel Khoshaba and the number of directors to be elected at the Annual Meeting, stated as eight throughout the Definitive Proxy Statement, are revised in all instances to reflect the following:

Effective as of July 5, 2021, Daniel Khoshaba has tendered his resignation, for personal reasons, as the President and Chief Executive Officer of the Company and as a member of Board and the Executive Committee of the Board. Upon Mr. Khoshaba’s cessation of employment with the Company, all of his rights under that certain Stock Appreciation Rights Agreement, dated August 4, 2020, by and between Mr. Khoshaba and the Company (the “SAR Agreement”), were forfeited for no consideration.

The Company has accordingly withdrawn Mr. Khoshaba’s nomination for election as a director at the Annual Meeting and any votes (or proxies) cast in favor of (i) Mr. Khoshaba’s election to serve until the next annual meeting and (ii) the SAR Agreement shall, in each case, be disregarded.

The Board currently consists of seven directors and one vacancy. The Company does not intend to nominate a new nominee for election at the Annual Meeting in substitution for Mr. Khoshaba, so that its seven nominees for election at the Annual Meeting shall consist of all nominees previously identified in the Definitive Proxy Statement other than Mr. Khoshaba: (i) Michelle D. Bergman; (ii) E.J. Borrack; (iii) Kerry G. Campbell; (iv) Stefani Carter; (v) Saverio M. Flemma; (vi) Paula J. Poskon; and (vii) Joseph D. Stilwell. These developments do not affect the Board’s nomination of such seven nominees for election as directors at the Annual Meeting.

Additional Information

Proposal 3 entitled “APPROVAL OF A STANDALONE EQUITY COMPENSATION PLAN FOR OUR CHIEF EXECUTIVE OFFICER, IN THE FORM OF A ONE-TIME STOCK APPRECIATION RIGHTS AGREEMENT” has been rescinded from the agenda and a stockholder vote will no longer be solicited for such proposal.

Notwithstanding Mr. Khoshaba’s resignation and the rescission of Proposal 3, the proxy card and voting instructions distributed with the Definitive Proxy Statement remain valid and the Company will not distribute a new form of proxy card. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change or revoke your vote. Proxy cards and voting instruction forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless superseded or revoked.

Shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to the nominees as instructed on the proxy card or voting instruction form, except for votes or voting instructions with respect to Mr. Khoshaba, which will be disregarded because he has resigned and is no longer standing for re-election. Shares represented by proxy cards or voting instruction forms voting in favor of Proposal 3 and returned before the Annual Meeting will be disregarded because Mr. Khoshaba has resigned and in connection therewith forfeited all rights under the SAR Agreement.

None of the other agenda items presented in the Definitive Proxy Statement are affected by this Proxy Supplement, and shares represented by proxy cards or voting instructions returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.

Additional information on how to vote your shares, attend the meeting or change or revoke your prior vote or voting instructions, is available in the Definitive Proxy Statement.

You may call our Investor Relations Department at 757-627-9088 if you have any questions.

PLEASE VOTE — YOUR VOTE IS IMPORTANT